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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2005
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                             TRANSAMERICAN HOLDINGS
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             (Exact name of registrant as specified in its charter)

    Las Vegas, Nevada                  000-29933                 77-0434471
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

          3030 S. Valley View Blvd. Suite # 190 Las Vegas. Nevada 89102
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     (Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code:  702-569-7331
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          3030 S. Valley View Blvd. Suite # 190 Las Vegas. Nevada 89102
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [x] Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01

American Holding Investments, Inc. ("AHDI") formerly TransAmerican Holdings, Inc. effected a name change on October 1, 2004. The name change was the result of a settlement agreement between AHDI and Transamerica Corporation ("TransCorp") to avoid unnecessary litigation, which could come about as the result of TranCorp claiming AHDI was infringing upon TransCorp's name, corporate image and reputation. AHDI is a development stage company and management believes the name change will have no adverse impact on the AHDI.

AHDI disclosed in "Subsequent Events" section in the March 2004 10QSB the April 2004 issuance of 400,000 shares of its $0.001 par value common stock in exchange for services valued at $400,000. The fair value of the shares was misstated. The fair value of the shares at the time was $0.10 per share and the services were valued at $40,000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005


                                  By: /s/ Michael Savage
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                                          Michel Savage
                                          Chief Financial Officer